EXHIBIT 99

FOR IMMEDIATE RELEASE

PRESS RELEASE DATED NOVEMBER 17, 2011

Contact: Regan & Associates, Inc.
(212) 587-3005

TAYLOR DEVICES, INC. TO CONTINUE SHARE REPURCHASE AGREEMENT

North Tonawanda, NY, November 17, 2011. Taylor Devices, Inc. (NASDAQ: TAYD) announced today that the Board of Directors of Taylor Devices, Inc. voted unanimously to continue the share repurchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") under which the Company repurchases shares of its common stock.  Of the $500,000 of the Company's cash on hand authorized by the Board last year to repurchase shares of its outstanding common stock, $419,815 remains available for open-market purchases.  To date, a total of 15,600 shares have been purchased at an average price per share of $5.14.  Repurchases are made by MLPF&S for the benefit of the Company.

Taylor Devices, Inc. is a 56-year-old company engaged in the design, development, manufacture, and marketing of shock absorption, rate control and energy storage devices for use in various types of vehicles, machinery, equipment and structures.

Taylor's website can be visited at: http://www.taylordevices.com.

Contact:     Artie Regan
                    Regan & Associates, Inc.
                    (212) 587-3005 (phone)
                    (212) 587-3006 (fax)
                    info@reganproxy.com